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                                                                     Exhibit 8.1






                                                     June 26, 2001


Medarex, Inc.
707 State Road #206
Princeton, New Jersey 08540

                  Re:      Registration Statement on Form S-3
                           Registration No. 333-52696
                           ----------------------------------

Ladies and gentlemen:

       We have acted as tax counsel for Medarex Inc., a New Jersey corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the above-captioned registration statement, as amended, on Form S-3 (the "Registration Statement") on December 22, 2000, under the Securities Act of 1933, as amended (the "Act"), in accordance with the procedures of the Commission permitting a delayed or continuous offering pursuant to Rule 415 of the General Rules and Regulations under the Act relating to the registration of $175,000,000 aggregate principal amount of 4.50% Convertible Subordinated Notes due 2006 (the "Notes"), as described in the Prospectus Supplement dated June 21, 2001, forming a part of such Registration Statement. The Notes are being issued by the Company pursuant to an indenture dated June 26, 2001, between the Company and the Wilmington Trust Company, as trustee (the "Indenture").

       In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Prospectus Supplement; (iii) the Indenture; and (v) the Underwriting Agreement dated June 21, 2001, between the Company, Goldman, Sachs & Co., Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc. and Dain Rauscher Incorporated. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other
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Medarex, Inc.
June 26, 2001
Page 2


documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

       In rendering our opinion, we have participated in the preparation of the Registration Statement and the Prospectus Supplement. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the documents referred to above. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We also have assumed that the transactions related to the issuance of the Notes will be consummated in the manner contemplated by the Registration Statement, the Prospectus Supplement, the Indenture, the Underwriting Agreement and other relevant documents.

       In rendering our opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions and Internal Revenue Service ("Service") rulings, all of which are subject to change, which changes may be retroactively applied. A change in the authorities upon which our opinion is based could affect our conclusions. There can be no assurances, moreover, that the opinion expressed herein will be accepted by the Service or, if challenged, by a court.

       Based solely upon the foregoing, we are of the opinion that, under current United States federal income tax law:

       Although the discussion set forth in the Prospectus Supplement under the heading "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSE QUENCES" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Notes, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Notes.
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       Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the issuance of the Notes or of any transactions related to or contemplated by such issuance. This opinion is furnished to you solely for your benefit in connection with the offering of the Notes and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our prior written consent. We hereby consent to the use of our name under the heading "Legal Matters" in the Form of Prospectus Supplement and the filing of this opinion with the Commis sion as Exhibit 8.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.



                                                  Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP